UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

LIBERTY ENERGY CORP

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54596

(Commission File Number)

205024859

(IRS Employer Identification No.)

2425 Fountain View Drive, Suite 300, Houston, TX 77057

(Address of principal executive offices and Zip Code)

(832) 649-2652

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

      CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective October 21, 2013, Robert Steven Williamson was appointed Chief Operating Officer of the Company.

Robert Steven Williamson—Chief Operating Officer

Mr. Williamson has been Chief Operating Officer of the Company since October 2013.  Mr. Williamson received his honorable discharge from the U.S. Navy in 1974 and began his oil and gas career with Petty – Ray Geophysical acquiring and processing geophysical data for evaluation and later with Exxon Company U.S.A. During the late 80′s and early 90′s he was a Principal of Petroleum Listing Service, a major oil and gas acquisition and divestiture company. That team of professionals provided land, legal, geological, engineering and marketing services to oil and gas companies resulting in over one billion dollars of transactions.  Currently Mr. Williamson is the President of Domestic Energy Development, where he manages a team of professionals consisting of land, engineers and geologists with a proven track record of finding and producing oil and gas. Mr. Williamson has over 20 years operating experience in the state of Texas and participated in the development of wells in Louisiana, Kentucky, Tennessee and Oklahoma.

Effective November 7, 2013, Armando Rafael Buchanan was appointed Chief Financial Officer of the Company.

Armando Rafael Buchanan—Treasurer and Chief Financial Officer

Mr. Buchanan has been Treasurer and Chief Financial Officer of the Company since November 2013. He is a seasoned financial executive with nearly 14 years combined experience in Corporate Finance, Oil & Gas Accounting, Investment Management, and Business Development.  He has a diverse professional background inclusive of Upstream Energy Operations, Public Securities, and Information Technology Management.

Mr. Buchanan is also serving as Chief Financial Officer for Eagle Ford Oil Co., Inc. a Houston based Oil & Gas operating company. Eagle Ford’s operations are primarily focused in the Eagle Ford Shale trend, with shallow production in the Luling Branyon and Salt Flat Fields.  His duties there include policy making and governance of the company’s financial activities.  In addition he has direct operations oversight responsibility.  His efforts have brought continuous improvement to field cost control, resource planning, and executive reporting.

Mr. Buchanan has served in the office of Vice President of Investments with JP Morgan Chase and as a Wealth Manager at UBS. Mr. Buchanan held several consulting executive positions as a project manager for Buchanan Ventures, Inc.  In that role he served as interim CFO for Environmental Packaging Technologies, a global manufacturer of disposable tanks used in food, oil, and mineral transportation.  He also acted as Vice President for Fortune Exploration an Upstream Exploration company.

Mr. Buchanan is a graduate of the University of Houston, Bauer College of Business class of 2002 with a Bachelor’s of Business Administration in Entrepreneurship & Finance from the renowned Wolff Center for Entrepreneurship which is nationally ranked by the Princeton Review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Arthur Roy

Arthur Roy

President and Director

Dated:  November 19, 2013